UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 22, 2015

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2015, GPT Property Trust LP (the “Operating Partnership”), the operating subsidiary of Gramercy Property Trust Inc. (the “Company”), entered into Amendment No. 2 to the Revolving Credit and Term Loan Agreement (the “Amendment”), among the Operating Partnership, the Company and certain of its subsidiaries as guarantors, the lenders referred to therein (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). The Amendment modifies that certain Revolving Credit and Term Loan Agreement, dated as of June 9, 2014, by and among the Operating Partnership, the lenders referred to therein, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunners and joint arrangers, the Administrative Agent, and Bank of America, N.A. as syndication agent (as modified by that certain Amendment No. 1 to Revolving Credit and Term Loan Agreement dated January 22, 2015, the “Credit Agreement”).

As previously disclosed, the Credit Agreement provides for a $600.0 million senior unsecured credit facility, consisting of a $400.0 million senior revolving credit facility (the “Revolving Credit Facility”) and a $200.0 million senior term loan facility (the “Term Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”).  The Amendment bifurcates the borrowing capacity under the Revolving Credit Facility into (i) a $350.0 million “U.S. Revolving Loan” tranche (from which revolving loans are made in U.S. dollars) and (ii) a $50.0 million “Multi Currency Loan” tranche (from which revolving loans are made in euros, Pounds Sterling or other currencies agreed to by the Administrative Agent and the Lenders).  The Amendment also made other administrative modifications to the Credit Agreement, but left the current aggregate borrowing capacity under the Credit Facilities unchanged at $600.0 million and, subject to the Company’s exercise of its remaining accordion expansion rights and approval of the lenders providing such incremental financing and satisfaction of certain customary conditions, the maximum borrowing capacity under the Credit Facility unchanged at $1.0 billion.

The foregoing does not constitute a complete summary of the terms of the Amendment and reference is made to the complete text of the governing document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by referenced herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit Title

10.1

Amendment No. 2 to the Revolving Credit and Term Loan Agreement, dated as of May 22, 2015, among the Operating Partnership, the Company and certain of its subsidiaries, the Lenders referred to therein and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gramercy Property Trust Inc.

Date: May 29, 2015	By:	/s/ Jon W. Clark
Jon W. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1

Amendment No. 2 to the Revolving Credit and Term Loan Agreement, dated as of May 22, 2015, among the Operating Partnership, the Company and certain of its subsidiaries, the Lenders referred to therein and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.